Exhibit 99.1
NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. REPORTS
FISCAL 2011 FIRST QUARTER RESULTS
Financial and Operational Highlights
•	Enrollment by headcount increased 36.2% year-over-year to 8,255 students as of August 31, 2010.

•
The Company’s FY 2011 first quarter total revenue increased 34.2% to $23.2 million from $17.3 million in the prior-year period with the Company’s academic segment’s FY 2011 first quarter total revenue increasing 33.5% to $22.7 million, compared to $17.0 million in the FY 2010 first quarter.

•
FY 2011 first quarter income before non-controlling interest and taxes for the Company was $2.2 million, compared to $2.2 million in the prior-year period, and FY 2011 first quarter EBITDA decreased 3.2% to $2.7 million, from $2.8 million in the prior-year period. This decrease was largely the result of increased selling, general and administrative expenses, which included legal fees, new campus openings in four states, and expansion of the Company’s nursing program.

•
The Company’s Board of Directors declared a cash dividend in the amount of $0.0275 per share on all shares of NAUH’s common stock outstanding and of record as of the close of business on September 30, 2010, paid on or about October 8, 2010.

•	Balance sheet at August 31, 2010 included cash and cash equivalents and investments of $39.5 million; working capital of $35.0 million; no long-term debt; and stockholders’ equity of $52.6 million.
Rapid City, South Dakota, October 12, 2010 — National American University Holdings, Inc. (the “Company”) (NASDAQ: NAUH), which operates National American University (“NAU”), a regionally accredited, for-profit, multi-campus institution of higher learning offering Associate, Bachelor’s and Master’s degree programs in allied health and business-related disciplines, today reported its unaudited financial results for its FY 2011 first quarter ended August 31, 2010.
National American University Holdings, Inc. operates in two business segments: the NAU academic segment, which consists of the undergraduate and graduate education programs and contributes the primary portion of the Company’s sales and profits; and ownership in multiple apartments and condominium complexes from which it derives sales and rental income.
Ronald L. Shape, Ed.D., Chief Executive Officer of National American University Holdings, Inc., commented, “We are very pleased with our growth during the fiscal 2011 first quarter, as the Company’s year-over-year revenues and enrollment were up significantly despite the summer being typically NAU’s slowest enrollment period. We continue to execute our strategic growth initiatives by developing and expanding additional degree and diploma programs, new campus locations, support infrastructure, and marketing research. During the period, the Company opened new hybrid learning centers in Colorado, Kansas, Minnesota, and Texas, and expanded its nursing program into Kansas, Minnesota, and South Dakota. We believe that we have created a scalable and cost-efficient operating structure well equipped to capitalize on potential enrollments in new and existing markets. We expect to leverage the Company’s strong free cash flow and balance sheet to continue expanding NAU’s businesses throughout this fiscal year while remaining focused on providing the highest quality education opportunities for our students.”
Student Enrollment
Total student head count for the summer term of 2010 increased 36.2% to 8,255 students, up from 6,059 in the 2009 summer term. Students enrolled in 72,993 credit hours compared to 54,205 credit hours in the summer term of last year. NAU believes that the primary reason for this enrollment increase is the success of its education centers and the expansion of on-campus programs to new markets. The average age of the Company’s students remained at approximately 33 years, with a large majority focused on undergraduate studies.

The following is a summary of NAU’s student enrollment at August 31, 2010 and August 31, 2009 by degree type and by instructional delivery method:

	August 31, 2010		August 31, 2009
	No. of	% of	No. of	% of
	Students	Total	Students	Total
Graduate	342	4.1%	226	3.7%

Undergraduate	7,913	95.9%	5,833	96.3%

Total	8,255	100.0%	6,059	100.0%

	August 31, 2010		August 31, 2009
	No. of	% of	No. of	% of
	Students	Total	Students	Total
Online	3,283	39.8%	2,738	45.2%
On-Campus	3,584	43.4%	2,340	38.6%
Hybrid	1,388	16.8%	981	16.2%

Total	8,255	100.0%	6,059	100.0%

FY 2011 First Quarter Financial Results
•
The Company’s revenue for the three months ended August 31, 2010 increased 34.2% to $23.2 million from $17.3 million for the same period last year. As a result of the increase in enrollment, the academic segment’s total revenue for the three months ended August 31, 2010 increased 33.5% to $22.7 million from $17.0 million for the three months ended August 31, 2009. The Company attributes the growth in enrollment to continued geographic and programmatic expansion and an improved enrollment management system, as well as enhanced recruitment processes.

•
Educational services expense, which specifically relates to the academic segment, for the three months ended August 31, 2010, was $5.2 million, or 23.1% of the academic segment’s total revenue, as compared to $4.6 million, or 27.0%, for the three months ended August 31, 2009. This percentage decrease was primarily a result of continued economies of scale being realized through significant enrollment growth.

•
During the first quarter, the Company received a request for information from the U.S. Senate Committee on Health, Education, Labor and Pensions (HELP) relating to the Committee’s ongoing hearings relating to for-profit colleges receiving Title IV student financial aid. The Company accrued $0.6 million in legal fees for this request during the period and expects to incur another $1.5 million in expenses in calendar 2010.

•
The Company also incurred higher selling, general and administrative expenses as a result of hiring additional support and admissions personnel, funding for new programming and campuses, and additional corporate overhead resulting from operating as a public company.

•
As a result of increased selling, general and administrative expenses, the Company’s income before non-controlling interest and taxes for the three months ended August 31, 2010 remained relatively flat at $2.2 million, compared to $2.2 million for the same period last year, of which the academic segment decreased 7.1% to $2.3 million, from $2.5 million for the three months ended August 31, 2009.

•
Net income attributable to the Company during the first three months of fiscal 2011 was $1.3 million, or $0.05 per diluted share based on 27.1 million shares outstanding, compared to $1.3 million in the prior-year period.

•
The Company’s EBITDA for the first quarter of FY 2011 was $2.7 million, compared to $2.8 million in the prior-year period. The decrease in EBITDA can be attributed to the previously mentioned increase in selling, general and administrative expenses. A table reconciling EBITDA to net income can be found at the end of this release.

Balance Sheet Highlights
As of August 31, 2010, the Company had cash and cash equivalents and investments of $39.5 million; working capital of $35.0 million; no long-term debt; and stockholders’ equity of $52.6 million; compared to cash and cash equivalents and investments of $19.8 million; working capital of $4.4 million; no long-term debt; and stockholders’ equity of $21.4 million at May 31, 2010.
Conference Call Information
The Company will discuss these results in a conference call (with accompanying presentation) later this morning at 11:00 EDT. The dial-in numbers are:
(866) 832-6356 (US)
(706) 758-7383 (International)
The call (with accompanying presentation) will also be simultaneously broadcast over the Internet via the “Investor Relations” section of the NAU website at http://www.national.edu/InvestorRelations, or by clicking on the conference call link: http://www.investorcalendar.com/IC/CEPage.asp?ID=161953. The webcast will be archived and accessible for approximately 30 days if you are unable to listen to the live call.
About National American University Holdings, Inc.
National American University Holdings, Inc., through its wholly owned subsidiary, operates National American University (NAU), a regionally accredited, for-profit, multi-campus institution of higher learning offering Associate, Bachelor’s, and Master’s degree programs in health care and business-related disciplines. Accredited by The Higher Learning Commission and a member of the North Central Association of Colleges and Schools, National American University has been providing quality technical and professional career education since 1941. NAU opened its first campus in Rapid City, South Dakota, and has since grown to multiple locations throughout the central United States. In 1998, National American University began offering online courses. Today, NAU offers degree programs in traditional, online, and hybrid formats, which provides students with the flexibility and convenience to take courses at times and places that better fit their busy lifestyles.
Forward Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company’s business. Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current beliefs and expectations and involve a number of assumptions. These forward-looking statements include outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition. Specifically, forward-looking statements may include statements relating to the future financial performance of the Company; the ability to continue to receive Title IV funds; the growth of the market for the Company’s services; expansion plans and opportunities; consolidation in the market for the Company’s services generally; and other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions. These forward-looking statements involve a number of known and unknown risks and uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by those forward-looking statements. Other factors that could cause the Company’s results to differ materially from those contained in its forward-looking statements are included under, among others, the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed on August 18, 2010 and in its other filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this release.
Contact Information:
National American University Holdings, Inc.
Dr. Ronald Shape
605-721-5220
rshape@national.edu
Investor Relations Counsel
The Equity Group Inc.
Adam Prior
212-836-9606
aprior@equityny.com

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED AUGUST 31, 2010 AND AUGUST 31, 2009
(In thousands except share and per share data)

	Three Months Ended
	August 31,
	2010	2009
REVENUE:
Academic revenue	$21,258	$15,873
Auxiliary revenue	1,447	1,140
Rental income — apartments	243	251
Condominium sales	224	0

Total revenue	23,172	17,264

OPERATING EXPENSES:
Cost of educational services	5,239	4,592
Selling, general and administrative	14,954	9,994
Auxiliary expense	674	426
Cost of condominium sales	193	0
Loss on disposition of property	10	0

Total operating expenses	21,070	15,012

OPERATING INCOME	2,102	2,252

OTHER INCOME (EXPENSE):
Interest income	40	86
Interest expense	0	(157)
Other income — net	26	24

Total other income (expense)	66	(47)

INCOME BEFORE INCOME TAXES	2,168	2,205

INCOME TAX EXPENSE	(820)	(955)

NET INCOME	1,348	1,250

NET (INCOME) LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(8)	9

NET INCOME ATTRIBUTABLE TO NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. AND SUBSIDIARIES	1,340	1,259

OTHER COMPREHENSIVE INCOME — Unrealized gains (losses) on investments	16	(13)

COMPREHENSIVE INCOME ATTRIBUTABLE TO NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.	$1,356	$1,246

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED AUGUST 31, 2010 AND AUGUST 31, 2009
(In thousands except share and per share data)

	Three Months Ended
	August 31,
	2010	2009

Basic EPS
Class A
Distributed earnings	$—	$—
Undistributed earnings	$—	$12.50

Total	$—	$12.50
Common
Distributed earnings	$0.03	$—
Undistributed earnings	$0.02	$—

Total	$0.05	$—

Diluted EPS
Class A
Distributed earnings	$—	$—
Undistributed earnings	$—	$12.50

Total	$—	$12.50
Common
Distributed earnings	$0.03	$—
Undistributed earnings	$0.02	$—

Total	$0.05	$—

Weighted Average Shares outstanding
Basic EPS
Class A	—	100,000
Common	26,242,653	—

Diluted EPS
Class A	—	100,000
Common	27,083,579	—

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET AS OF AUGUST 31, 2010 AND AUDITED CONDENSED CONSOLIDATED BALANCE SHEET AS OF MAY 31, 2010
(In thousands except share and per share data)

	August 31, 2010	May 31, 2010
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$32,328	$8,695
Short term investments	7,129	11,109
Student receivables — net of allowance of $366 and $203 at August 31, 2010 and May 31, 2010, respectively	3,298	1,823
Other receivables	1,590	952
Bookstore inventory	970	920
Deferred income taxes	1,641	1,574
Prepaid and other current assets	988	1,759

Total current assets	47,944	26,832

Total Property and Equipment — Net	16,943	15,881
OTHER ASSETS:
Condominium inventory	2,852	3,046
Land held for future development	312	312
Course development — net of accumulated amortization of $1,218 and $1,149 at August 31, 2010 and May 31, 2010, respectively	805	768
Other	479	447

	4,448	4,573

TOTAL	$69,335	$47,286

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	4,531	4,315
Dividends payable	752	11,116
Student accounts payable	413	322
Deferred income	359	305
Income tax payable	512	231
Accrued and other liabilities	6,359	6,109

Total current liabilities	12,926	22,398

DEFERRED INCOME TAXES	1,151	1,151

OTHER LONG-TERM LIABILITIES	2,618	2,380

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY:
Common stock (50,000,000 authorized, 26,369,653 issued and outstanding as of August 31, 2010, 21,819,653 issued and outstanding as of May 31, 2010; $0.0001 par value per share)	3	2
Additional paid-in capital	49,808	19,165
Retained earnings	3,004	2,389
Accumulated other comprehensive income	112	96

Total National American University Holdings, Inc. stockholders’ equity	52,927	21,652
Non-controlling interest	(287)	(295)

Total equity	52,640	21,357

TOTAL	$69,335	$47,286

The following table provides a reconciliation of net income attributable to the Company to EBITDA:

	3 Months
	Ended August 31,
	2010	2009
	(dollars in thousands)
Net Income attributable to the Company	$1,340	$1,259
(Income) Loss attributable to non-controlling interest	(8)	9
Interest Income	(40)	(86)
Interest Expense	0	157
Income Taxes	820	955
Depreciation and Amortization	637	547

EBITDA	$2,749	$2,841
Consists of income attributable to the Company, less income from non-controlling interest, plus loss from non-controlling interest, minus interest income, plus interest expense, plus income taxes, plus depreciation and amortization. The Company uses EBITDA as a measure of operating performance. However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing its operating performance, investors should use EBITDA in addition to, and not as an alternative for, income as determined in accordance with GAAP. Because not all companies use identical calculations, its presentation of EBITDA may not be comparable to similarly titled measures of other companies and is therefore limited as a comparative measure. Furthermore, as an analytical tool, EBITDA has additional limitations, including that (a) it is not intended to be a measure of free cash flow, as it does not consider certain cash requirements such as tax payments; (b) it does not reflect changes in, or cash requirements for, its working capital needs; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements, or future requirements for capital expenditures or contractual commitments. To compensate for these limitations, the Company evaluates its profitability by considering the economic effect of the excluded expense items independently as well as in connection with its analysis of cash flows from operations and through the use of other financial measures.
The Company believes EBITDA is useful to an investor in evaluating its operating performance because it is widely used to measure a company’s operating performance without regard to certain non-cash expenses (such as depreciation and amortization) and expenses that are not reflective of its core operating results over time. The Company believes EBITDA presents a meaningful measure of corporate performance exclusive of its capital structure, the method by which assets were acquired and non-cash charges, and provides us with additional useful information to measure its performance on a consistent basis, particularly with respect to changes in performance from period to period.